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                                Exhibit 23 (d)(2)

                    Interim Investment Sub-Advisory Agreement

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                                     INTERIM
                              SUBADVISORY AGREEMENT
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              For Montgomery Variable Series: Emerging Markets Fund


        THIS AGREEMENT is made and entered into on this 18th day of January, 2003, among The Montgomery Funds III, a Massachusetts business trust (the "Trust") on behalf of certain of its series (each, a "Fund", collectively, the "Funds"), Gartmore Global Asset Management Trust (the "Adviser"), a Delaware business trust registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and Gartmore Global Partners, a Delaware general partnership (the "Subadviser"), also registered under the Advisers Act.

                              W I T N E S S E T H :

        WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act");

        WHEREAS, the Fund previously had retained Montgomery Asset Management, LLC ("MAM") as the Fund's adviser pursuant to a previous investment advisory agreement between the Fund and MAM, dated August 30, 2002 (hereinafter, the "Previous Investment Advisory Agreement"); and

        WHEREAS, the Board of Trustees of the Trust, on January 14, 2003, terminated the Previous Investment Advisory Agreement, effective as of January 17, 2003; and

        WHEREAS, the Board of Trustees of the Trust, on January 14, 2003, duly approved an Interim Investment Advisory Agreement," effective as of January 18, 2003, pursuant to Rule 15a-4 under the 1940 Act, and, pursuant to this interim agreement, the Adviser is to be retained to act as investment adviser for certain series of the Trust (said Interim Investment Advisory Agreement hereinafter referred to as the "Advisory Agreement"); and

        WHEREAS, in connection with the Transaction, it is expected that a proposal shall be submitted to shareholders of each Fund under which such Funds would be reorganized into the relevant series of Gartmore Variable Insurance Trust (the "Reorganization") pursuant to an Agreement and Plan of Reorganization between the Trust and Gartmore Variable Insurance Trust (the "Plan"); and


        WHEREAS, the Subadviser is regulated by the Securities and Exchange Commission as an investment adviser under the Advisers Act and is also regulated by the Financial Services Authority ("FSA") of the United Kingdom in the conduct of its investment business; and



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        WHEREAS,  the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers, subject to the requirements of the 1940 Act; and

        WHEREAS, the Adviser desires to retain Subadviser to assist it in the provision of a continuous investment program for that portion of the Trust's assets which the Adviser will assign to the Subadviser (the "Subadviser Assets"), and Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement;

        WHEREAS, The Board of Trustees of the Fund, on January 14, 2003, duly approved this Interim Subadvisory Agreement in compliance with Rule 15a-4 under the 1940 Act;

        NOW, THEREFORE, the parties do mutually agree and promise as follows:

        1. Appointment as Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. Such assets are specified in an Exhibit to this Agreement and this Exhibit may be amended from time to time under this Agreement ("Exhibit A"). In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser and certain of its affiliates now act, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities.

        2. Duties of Subadviser.

               (a) Investments. The Subadviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the Adviser and the Trust's Board of Trustees, to purchase, hold and sell investments for the Subadviser Assets and to monitor on a continuous basis the performance of the Subadviser Assets. In providing these services, the Subadviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets.

               The Adviser agrees to provide the Subadviser with such assistance as may be reasonably requested by the Subadviser in connection with the Subadviser's activities under this Agreement, including, without limitation, information concerning a Fund, their funds available, or to become available, for investment and generally as to the conditions of a Fund's or Trust's affairs. In particular, but without prejudice to the generality of the foregoing, the Adviser shall authorize and instruct the Trust's custodian to provide such information to the Subadviser as it may reasonably require, and to act upon the Subadviser's instructions given in the proper performance by the Subadviser of this Agreement.

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               (b) Compliance with Applicable Laws and Governing  Documents.  In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Trust's Declaration of Trust and By-Laws and the Prospectus and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring each Fund's overall compliance with the 1940 Act and the Code and the Subadviser is only obligated to comply with this subsection (b) with respect to the Subadviser Assets. The Adviser will provide the Subadviser with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect a Fund or the duties of the Subadviser, and with copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Subadviser may reasonably request to enable it to perform its functions
        under  this  Agreement.   Notwithstanding  the  foregoing,  the  Adviser
        acknowledges that the Subadviser may also be subject to requirements by FSA, and will comply with such requirements to the extent they are not inconsistent with applicable federal and state laws and regulations in the United States. At a minimum, the Subadviser must comply with the laws of the United States, but may also choose to comply with more stringent FSA requirements if the Subadviser deems necessary.

               The Adviser will also provide the Subadviser with reasonable advance notice of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Subadviser Assets consistent with such changes, provided the Subadviser has received prompt notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Subadviser a copy of a modified Prospectus reflecting such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished by the Subadviser to the Trust or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner following the Adviser's written request such information relating to the Subadviser and its relationship to, and actions for, the Trust as may be required to be contained in the Prospectus or in the Trust's Registration Statement on Form N-1A.

               (c) Voting of Proxies. The Subadviser shall have the power to vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek or take instructions from, the Adviser, the Fund or the Trust or take any action with respect thereto. If both the Subadviser and another entity managing assets of a Fund have invested in the same security, the Subadviser and such other entity will each have the power to vote its pro rata share of the security.

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               (d)  Agent.  Subject  to any other  written  instructions  of the
        Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of managing the Subadviser Assets, and executing account documentation, agreements, contracts and other documents as the Subadviser shall enter
        into  with  brokers,  dealers,   counterparties  and  other  persons  in
        connection with its management of the Subadviser Assets. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

               (e) Brokerage. The Subadviser is authorized, subject to the supervision of the Adviser and the Trust's Board of Trustees, to establish and maintain accounts on behalf of each Fund with, and place orders for the purchase and sale of the Subadviser Assets with or through, such persons, brokers (including, to the extent permitted by applicable law, any broker affiliated with the Subadviser) or dealers ("brokers") as the Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for a Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below. In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the best interests of each Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker in other transactions. Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the Adviser and the Subadviser, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused a Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Subadviser an amount of commission for effecting a Fund investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the
        Subadviser with respect to the accounts as to which it exercises investment discretion. Notwithstanding the foregoing, the Adviser acknowledges that the Subadviser may also be subject to requirements by FSA, and will comply with such requirements to the extent they are not inconsistent with applicable federal and state laws and regulations in the United States. At a minimum, the Subadviser must comply with the laws of the United States, but may also choose to comply with more stringent FSA requirements if the Subadviser deems necessary.

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               It is recognized  that the services  provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of a Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to such other clients. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

               (f) Securities Transactions. The Subadviser and any affiliated person of the Subadviser may purchase securities or other instruments from or sell securities or other instruments to a Fund only if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

               The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Trust's Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On a quarterly basis, the Subadviser will either (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Trust's Code of Ethics with respect to the Subadviser Assets or (ii) identify any violations which have occurred with respect to the Subadviser Assets.

               (g) Books and Records. The Subadviser shall maintain separate detailed records of all matters pertaining to the Subadviser Assets (the "Fund's Records"), including, without limitation, brokerage and other records of all securities transactions. The Subadviser acknowledges that the Fund's Records are property of the Trust; however, nothing in this clause shall be interpreted to provide the Adviser or the Trust with any property right in any software used by the Subadviser to maintain such records. The Fund's Records (relating to the Subadviser Assets) shall be available to the Adviser at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to the Adviser during any day that the relevant Fund is open for business. The Trust acknowledges that the Subadviser may be obligated under applicable law and regulation to maintain copies of the Fund's Records for certain periods prescribed by such law and regulation and that it will permit the Subadviser to maintain such records as may be so required both during the term of this Agreement and thereafter.

               (h) Information Concerning Subadviser Assets and Subadviser. From time to time as the Adviser or the Trust may request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on Subadviser Assets held in the portfolio, all in such detail as the Adviser or the Trust may reasonably request. The Subadviser will also

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        inform the Adviser in a timely  manner of material  changes in portfolio management team(s) responsible for Subadviser Assets, any changes in the ownership or management of the Subadviser, or of material changes in the control of the Subadviser. Upon reasonable request, the Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Subadviser Assets.

               The Subadviser will also provide such information or perform such additional acts as are customarily performed by a subadviser, and as may be reasonably requested from time to time, and may be required for the Trust or the Adviser to comply with their respective obligations under applicable laws, including without limitation, the Code, the 1940 Act, the Advisers Act, and the Securities Act of 1933, as amended (the "Securities Act"), and any rule or regulation thereunder.

               (i) Custody Arrangements. The Subadviser shall on each business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Fund Investments.

               (j) Historical Performance Information. To the extent agreed upon by the parties, the Subadviser will provide the Trust with historical performance information on similarly managed investment companies or for other accounts to be included in the Prospectus or for any other uses permitted by applicable law. The Trust and the Adviser both acknowledge that the Subadviser may be bound by applicable law and regulation which may restrict its ability to disclose details such information, and this Agreement shall not be construed as requiring the Subadviser to disclose any such information where such disclosure would result in the Subadviser being in breach of such applicable law or regulation.

        3. Independent Contractor. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

        4. Expenses. During the term of this Agreement, Subadviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, including any tax arising on any transaction, if any) purchased for a Fund. The Subadviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Subadviser shall not be responsible for the Trust's, the Fund's or Adviser's expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Subadviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing

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agents and dividend  reinvestment  plan agents;  payment for  portfolio  pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission (the "SEC"); expenses of registering or qualifying securities of the Fund for sale in the various states; freight and
other  charges  in  connection  with  the  shipment  of  the  Fund's   portfolio
securities;   fees  and  expenses  of  non-interested   Trustees;   salaries  of
shareholder  relations  personnel;  costs of shareholders  meetings;  insurance;
interest;   brokerage   costs;   and  litigation  and  other   extraordinary  or
non-recurring expenses. The Trust or the Adviser, as the case may be, shall reimburse the Subadviser for any expenses of the Funds or the Adviser as may be reasonably incurred by such Subadviser on behalf of the Funds or the Adviser. The Subadviser shall keep and supply to the Trust and the Adviser reasonable records of all such expenses.

        5. Compensation. For the services provided and the expenses assumed with respect to a Fund and the Subadviser Assets pursuant to this Agreement, the Subadviser will be entitled to the fee listed for each Fund on Exhibit A. Such fees will be computed daily and payable no later than the seventh (7th) business day following the end of each month, from the Adviser calculated at an annual rate based on the Subadviser Assets' average daily net assets.

        The method of determining net assets of a Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares of that Fund as described in a Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         Escrow Provision. In accordance with Rule 15a-4 of the 1940 Act, fees accrued during the term of the Agreement must be held in an interest-bearing escrow account pursuant to the following requirements:

               (i) The fees shall be held in an interest-bearing escrow account with an escrow institution mutually agreed upon by the parties to this Agreement, pursuant to an escrow agreement;

               (ii) If a majority of a Fund's outstanding voting securities approve a new investment advisory agreement with the Subadviser within 150 days after January 18, 2003, the amount in the escrow account (including interest earned thereon) with respect to that Fund shall be paid to the Subadviser; and

               (iii) If a majority of a Fund's outstanding voting securities do not approve a new investment advisory agreement with the Subadviser, the Subadviser shall be paid, from the escrow account, the lesser of an amount equal to:

                      (1) any costs incurred in performing services for such Portfolio under the Agreement (plus interest earned on that amount in the escrow account); or

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                      (2)    the total amount in the escrow account  relating to
                             such Portfolio (plus interest earned thereon).


        6.   Representations  and  Warranties  of  Subadviser.   The  Subadviser
represents and warrants to the Adviser and the Trust as follows:

               (a) The Subadviser is registered as an investment adviser under the Advisers Act;

               (b) The  Subadviser  has filed a notice of exemption  pursuant to
        Section 4.14 under the Commodity Exchange Act (the "CEA") with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association ("NFA"), or is not required to file such exemption;

               (c) The Subadviser is a partnership duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

               (d) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by all necessary action by the Subadvisers board of directors or shareholders and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser; and

               (e) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

        7. Representations and Warranties of Adviser. The Adviser represents and warrants to the Subadviser as follows:

               (a) The Adviser is registered as an investment adviser under the Advisers Act;

               (b) The  Adviser  has filed a notice  of  exemption  pursuant  to
        Section 4.14 under the CEA with the CFTC and the National Futures Association or is exempt from doing so;

               (c) The Adviser is a business trust duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

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               (d) The  execution,  delivery and  performance  by the Adviser of this Agreement, the appointment of the Subadviser and the delegation to the Subadviser of the duties and powers delegated to it under this Agreement, are within the Adviser's powers and have been duly authorized by all necessary action on the part of its shareholders or managing unitholder, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

               (e) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

               (f) The Adviser acknowledges that it received a copy of the Subadviser's Form ADV prior to the execution of this Agreement; and

               (g) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

        8. Representations and Warranties of the Trust. The Trust represents and warrants to the Adviser and the Subadviser as follows:

               (a) The Trust is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess its assets and carry on its business as it is now being conducted;

               (b) The Trust is registered as an investment company under the 1940 Act and the Fund's shares are registered under the Securities Act; and

               (c) The execution, delivery and performance by the Trust of this Agreement are within the Trust's powers and have been duly authorized by all necessary action on the part of the Trust and its Board of Trustees, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Trust for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Trust of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Trust's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Trust.

        9. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Subadviser, the Adviser and the Trust pursuant to Sections 6, 7 and 8, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

        10. Liability and Indemnification.

               (a) Liability. The Subadviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement. In the absence of wilful misfeasance, bad faith or negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, each of its affiliates and all respective partners, officers, directors and employees ("Affiliates") and each of the Subadviser's Controlling Persons, if any, shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the Trust or a Fund or any of a Fund's shareholders, in connection with the matters to which this Agreement relates. In the absence of wilful misfeasance, bad faith or negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any of its Affiliates and each of the Adviser's controlling persons, if any, shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Subadviser Assets; provided, however, that nothing herein shall relieve the Adviser and the Subadviser from any of their obligations under applicable law, including, without limitation, the federal and state securities laws and the CEA.

               (b) Indemnification. The Subadviser shall indemnify the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser, the Trust and the Fund and their respective Affiliates and Controlling Persons may sustain as a result of the Subadviser's wilful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA. Notwithstanding any other provision in this Agreement, the Subadviser will indemnify the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Subadviser concerning the
        Subadviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Adviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons shall not be indemnified for a loss or expense resulting from their negligence, willful misconduct or the violation of the 1940 Act or federal or state securities laws in using such numbers, or for their failure to conduct reasonable due diligence with respect to such information.

               The Adviser shall indemnify the Subadviser, the Trust and the Fund, and their respective Affiliates and Controlling Persons, for any liability and expenses, including reasonable attorneys' fees, which may be sustained as a result of the Adviser's wilful misfeasance, bad faith, negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws or the CEA, or as a result of any negligence, willful misconduct or the violation of the 1940 Act or federal or state securities laws on the part of the Adviser in the reliance upon and/or use of any historical performance calculations provided by the Subadviser concerning the Subadviser's composite account data or historical performance information or similarly managed investment companies.

               The Fund shall indemnify and hold harmless the Adviser and the Subadviser, their Affiliates and their Controlling Persons for any liability and expenses, arising out of their respective performance or non-performance of any duties under this Agreement; provided, however, that nothing herein shall be deemed to protect any of them against any liability to which they would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties under this Agreement; and provided, further, that this provision shall not be construed as a waiver or limitation of any rights which the Trust or the Fund may have under applicable federal securities laws.

        11. Termination.

        This Agreement may be terminated at any time with respect to a Portfolio without the payment of any penalty, by the Fund's Board, or by vote of a majority of the outstanding shares of the Portfolio, on ten (10) days written notice to the Adviser and Subadviser, or by the Adviser on sixty
        (60) days written notice to the Fund and Subadviser, or by the Subadviser on sixty (60) days written notice to the Fund and Adviser. This Agreement shall automatically terminate in the event of its assignment. In accordance with Rule 15a-4 under the 1940 Act, this Agreement, unless sooner terminated, shall continue until the earlier of: (i) the date on which the Trust's Board of Trustees (including a majority of the Trustees which are not "interested persons" of the Trust (as that term is defined in the 1940 Act)) and a "majority" (as that term is defined in the 1940 Act) of the Fund's outstanding voting securities have approved a new investment advisory agreement in regard to the affected Portfolio; and (ii) June 16, 2003.

               This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. Upon termination of this Agreement, the Trust will immediately discontinue the use of the historical performance information provided by the Subadviser provided under Section 2(j) hereof.

               Termination will be without prejudice to the settlement of any outstanding fees and the completion of transactions already initiated. If on termination any money is due or will or may become due in the future as a result of a commitment entered into by the Subadviser ("an outstanding amount") then the Subadviser may at its discretion sell such of the Subadviser Assets as it may in its discretion select in order to realize funds sufficient to cover any outstanding amount (but only to the extent that insufficient funds are otherwise available for the purpose). The Subadviser may also cancel, close out, terminate or reverse any transaction or enter into any other transaction or do anything which has the effect of reducing or eliminating any outstanding amount or of reducing or eliminating any liability under any contracts, positions or commitments undertaken under this Agreement

        12. Duties of the Adviser.

               (a) Responsibility for other services. The Adviser shall continue to have responsibility for all services to be provided to the Trust pursuant to the Advisory Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement. Nothing contained in this Agreement shall obligate the Adviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Trust.

               (b)  Delivery  of   documents.   The  Adviser  will  provide  the
        Subadviser with copies of each of the following:

               (i)    The Trust's Certificate of Trust and Declaration of Trust;

               (i) The most recent Prospectus and Statement of Additional Information relating to the Trust;

               (iii)  The Trust's Bylaws; and

               (iv)   The Trust's Code of Ethics.

               The Adviser will notify the Subadviser as soon as it becomes aware of any change in the above documents, and supply a copy of the amended document or documents. The Subadviser shall not be liable either for the breach of any provision or otherwise under this Agreement, where such breach or other liability relates to a failure to comply with the above documents, in circumstances where the Subadviser was not aware at the relevant time of the amendment of the relevant document or documents and, if not for such amendment, such breach or other liability would not have occurred.

        13. Reference to Subadviser. Neither the Adviser nor any Affiliate or agent of it shall make reference to or use the name of Subadviser or any of its Affiliates, or any of their clients, except references concerning the identity of and services provided by the Subadviser to the Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Subadviser, which approval shall not be unreasonably withheld or delayed. The Adviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

        14. Amendment. This Agreement may be amended by mutual written consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Funds (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

        15. Confidentiality. Subject to the duties of the Adviser, the Trust and the Subadviser to comply with the terms of this Agreement and applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Subadviser, the Adviser and the Fund in respect thereof.

        16. Notice. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

               (a) If to the Subadviser:

                      Gartmore Global Partners
                      1200 River Road
                      Conshohocken, PA 19428
                      Attention: Legal Department
                      Facsimile: (484) 530-1398

               (b) If to the Adviser:

                      Gartmore Global Asset Management Trust
                      1200 River Road
                      Conshohocken, PA 19428
                      Attention: Legal Department
                      Facsimile: (484) 530-1398

               (c) If to the Trust:

                      The Montgomery Funds III
                      101 California Street, 35th Floor
                      San Francisco, CA 94111
                      Attention: Johanne Castro
                      Facsimile: (415) 248-6520

        17. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Investment Advisers Act of 1940 and any rules and regulations promulgated thereunder.

        18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

        19. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC. "Controlling Person" of an entity means any person who "controls" such entity within the meaning of Section 2(a)(9) of the 1940 Act

        20. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

        21. Severability. If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

        22. Agent Not Principal. The Subadviser shall enter into transaction under this Agreement as agent on behalf of the Adviser or Trust and not as principal.

        23. Nonpublic Personal Information. Notwithstanding any provision herein to the contrary, the Subadviser hereto agrees on behalf of itself and its directors, trustees, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Adviser (on behalf of itself and the Fund) (a) all records and other information relative to the
Fund's prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under
Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "G-L-B Act"), and (2) except after prior notification to and approval in writing by the Adviser, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Adviser and the Fund and communicated in writing to the

Subadviser. Such written approval shall not be unreasonably withheld by the Adviser and may not be withheld where the Subadviser may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

        24. Anti-Money Laundering Compliance. The Subadviser acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT ACT, and implementing regulations (collectively, "AML Laws"), the Fund has adopted an Anti-Money Laundering Policy and the AML Laws. The Subadviser agrees to comply with the Fund's Anti-Money Laundering Policy and the AML Laws, as the same may apply to the Subadviser, now and in the future. The Subadviser further agrees to provide to the Fund and/or the Adviser such reports, certifications and contractual assurances as may be requested by the Fund or the Adviser. The Adviser may disclose information respecting the Subadviser to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

        25. Certifications; Disclosure Controls and Procedures. The Subadviser acknowledges that, in compliance with the Sarbanes-Oxley Act, and the implementing regulations promulgated thereunder, the Fund is required to make certain certifications and has adopted disclosure controls and procedures. To the extent reasonably requested by the Adviser, the Subadviser agrees to use its best efforts to assist the Adviser and the Fund in complying with the
Sarbanes-Oxley Act and implementing the Fund's disclosure controls and procedures. The Subadviser agrees to inform the Fund of any material development related to the Allocated Portion that the Subadviser reasonably believes is relevant to the Fund's certification obligations under the Sarbanes-Oxley Act.

        26. Soft Commissions. The subadviser may effect transactions under the Agreement with or through the agency of a person who provides services under a Soft Commission Agreement, as defined in the rules of FSA, and will report such transactions to the Adviser upon request. All such transactions must comply with applicable federal and state regulations in the United States and any mutually agreed upon policies and procedures.



        (remainder of page intentionally left blank)

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

                                      TRUST
                                      The Montgomery Funds III
                                      By:
                                         -----------------------------------
                                      Name:
                                      Title:

                                      ADVISER
                                      Gartmore Global Asset Management Trust

                                      By:
                                         -----------------------------------
                                      Name:
                                      Title:

                                      SUBADVISER
                                      Gartmore Global Partners

                                      By:
                                         -----------------------------------
                                      Name:
                                      Title:

                                    EXHIBIT A
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                            THE MONTGOMERY FUNDS III
                     GARTMORE GLOBAL ASSET MANAGEMENT TRUST
                          AND GARTMORE GLOBAL PARTNERS

            Effective January 18, 2003. In accordance with Rule 15a-4
          under the 1940 Act, this Agreement, unless sooner terminated, shall continue until June 16, 2003.

     Funds of the Trust                                   Advisory Fees
     ------------------                                   -------------

Montgomery Variable Series:
Emerging Markets Fund                              0.625%  of  the  first   $250
                                                   million of the Fund's average
                                                   daily net assets;  plus 0.50%
                                                   of the net  assets  over $250
                                                   million.






                                       17